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                           American Healthways, Inc.
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                (Name of Registrant as Specified In Its Charter)

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                           (AMERICAN HEALTHWAYS LOGO)
                         3841 Green Hills Village Drive
                           Nashville, Tennessee 37215

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Stockholders of American Healthways, Inc.:

     The Annual Meeting of Stockholders of American Healthways, Inc., a Delaware corporation (the "Company"), will be held at the SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee 37219, at 9:00 a.m., local time, on Monday, January 22, 2001 for the following purposes:

     (1) To elect two (2) directors, to hold office for a term of three (3) years or until their successors have been elected and qualified;

     (2) To amend the Company's 1996 Stock Incentive Plan (the "1996 Plan") to increase the number of shares of the Company's common stock, $.001 par value, available for issuance under the 1996 Plan by 400,000 shares; and

     (3) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this Notice are being mailed to stockholders on or about December 19, 2000. Only stockholders of record at the close of business on November 30, 2000 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors

                                          /s/ THOMAS G. CIGARRAN
                                          Thomas G. Cigarran
                                          Chairman

December 19, 2000

                           AMERICAN HEALTHWAYS, INC.
                         3841 Green Hills Village Drive
                           Nashville, Tennessee 37215

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            MONDAY, JANUARY 22, 2001

     The enclosed proxy is solicited by the Board of Directors on behalf of American Healthways, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, January 22, 2001, at 9:00 a.m., local time, at the SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee 37219, and at all adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Copies of the proxy, this Proxy Statement and the attached Notice are being sent to stockholders on or about December 19, 2000.

     The Company's officers and employees may solicit proxies personally or by mail, telephone or facsimile. All costs of this solicitation will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

     Shares represented by such proxies will be voted in accordance with the choices specified thereon. If no choice is specified, the shares represented by such proxies will be voted FOR the election of the director nominees set forth under Proposal No. 1 and FOR the amendment to the 1996 Plan set forth under Proposal No. 2. The Board of Directors does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

     A proxy may be revoked by a stockholder at any time before its exercise by attending the meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date.

     Each share of the Company's common stock, $.001 par value (the "Common Stock") issued and outstanding on the record date, November 30, 2000, will be entitled to one vote on all matters to come before the meeting. Cumulative voting is not permitted. As of November 30, 2000, there were outstanding 8,299,139 shares of Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Securities and Exchange Commission (the "Commission")) of more than five percent (5%) of the Company's Common Stock, its only voting security, and with respect to the beneficial ownership of the Company's Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and all executive officers and directors of the Company as a group. The information set forth below is based on ownership information received by the Company as of November 30, 2000. Unless specified otherwise, the shares indicated are presently outstanding, and each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                               AMOUNT OF
                                                                 COMMON           PERCENT OF
                                                                 STOCK            OUTSTANDING
                      NAME AND ADDRESS                        BENEFICIALLY          COMMON
                    OF BENEFICIAL OWNER                         OWNED(1)           STOCK(1)
                    -------------------                       ------------        -----------
Waddell & Reed, Inc.........................................   1,096,100(2)          13.21%
  6300 Lamar Avenue
  Post Office Box 29217
  Shawnee Mission, KS 66201-9217
Thomas G. Cigarran****......................................     814,666(3)           9.63
  3841 Green Hills Village Drive
  Nashville, TN 37215
Safeco Asset Management.....................................     755,400(4)           9.10
  601 Union Street
  Suite 2500
  Seattle, WA 98101-4074
Wasatch Capital Advisors....................................     603,500(5)           7.27
  150 Social Hall Avenue
  Fourth Floor
  Salt Lake City, UT 84111
Henry D. Herr****...........................................     491,129(6)           5.85
  3841 Green Hills Village Drive
  Nashville, TN 37215
Robert E. Stone***..........................................     215,269(7)           2.56
William C. O'Neil, Jr.**....................................     159,667(8)           1.92
Martin J. Koldyke**.........................................     111,782(9)           1.35
David A. Sidlowe***.........................................      63,252(10)             *
Ben R. Leedle***............................................      59,002(11)             *
C. Warren Neel**............................................      20,693(12)             *
Frank A. Ehmann**...........................................      20,221(13)             *
All directors and executive officers as a group (9
  persons)..................................................   1,955,681(14)         22.25

---------------

   * Indicates ownership of less than one percent of the Company's outstanding Common Stock.
  ** Director of the Company
 *** Named Executive Officer
**** Director and Named Executive Officer

 (1) Pursuant to the rules of the Commission, certain shares of the Company's Common Stock which an individual owner set forth in this table has a right to acquire within 60 days after the record date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table. Likewise, the shares subject to options held by the other directors and executive officers of the Company which are exercisable within 60 days of the record date hereof, are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.
 (2) Information with respect to stock ownership is based upon the Form 13F dated September 2000 filed with the Commission.
 (3) Includes 157,500 shares issuable upon the exercise of outstanding options.
 (4) Information with respect to stock ownership is based upon the Form 13F dated September 2000 filed with the Commission.
 (5) Information with respect to stock ownership is based upon the Form 13F dated September 2000 filed with the Commission.
 (6) Includes 89,488 shares owned by Mr. Herr's wife and 94,314 shares issuable upon the exercise of outstanding options.
 (7) Includes 102,925 shares issuable upon the exercise of outstanding options.
 (8) Includes 8,230 shares issuable upon the exercise of outstanding options.
 (9) Includes 3,438 shares owned by an affiliate of Mr. Koldyke. Also includes 1,500 shares issuable upon the exercise of outstanding options held by Mr. Koldyke.
(10) Includes 2,140 shares owned by Mr. Sidlowe's children and 40,093 shares issuable upon the exercise of outstanding options.
(11) Includes 57,950 shares issuable upon the exercise of outstanding options. Mr. Leedle became an Executive Officer of the Company in September 2000.
(12) Includes 12,565 shares issuable upon the exercise of outstanding options.
(13) Includes 13,443 shares issuable upon the exercise of outstanding options.
(14) Includes 488,520 shares issuable upon the exercise of outstanding options.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides for a staggered Board of Directors. Each director serves a three-year term and until his successor is elected and qualified. The two directors to be elected at the 2001 Annual Meeting will serve until the Annual Meeting of Stockholders in 2004 (the "Class I" directors), two directors currently serving on the Board will continue to serve until the Annual Meeting of Stockholders in 2002 (the "Class II" directors), and two directors currently serving on the Board will continue to serve until the Annual Meeting of Stockholders in 2003 (the "Class III" directors).

     Unless contrary instructions are received, shares of Common Stock of the Company represented by duly executed proxies will be voted in favor of the election of the nominees named below. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that the nominees will be unable to serve, and therefore, at this time does not have any substitute nominees under consideration.

     A nominee for election must receive a plurality of the votes cast to be elected as a director. Stockholders have no right to vote cumulatively for directors, but rather each stockholder shall have one vote for each share of Common Stock held by such stockholder for each director.

     The following persons are the nominees for election to serve as Class I directors. Both nominees are presently directors of the Company. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below.

                           CLASS OF
                          DIRECTOR;
                        ANNUAL MEETING
                           AT WHICH
NAME OF DIRECTOR       TERM WILL EXPIRE                        BACKGROUND INFORMATION
----------------       ----------------                        ----------------------
Frank A. Ehmann             I; 2004       Mr. Ehmann, 66, has been a director of the Company since 1991.
                                            Mr. Ehmann was a partner of RCS Health Care Partners Ltd., an affiliate of Robertson Stephens Co., from 1990 to 1994. From
                                            1987 to 1989, he was President and Chief Operating Officer of
                                            United Stationers, Inc. He served as President and Co-Chief
                                            Operating Officer of Baxter-Travenol Laboratories, Inc. from
                                            1986 to 1987, and as President and Chief Operating Officer of
                                            American Hospital Supply Corporation in 1985, when it merged with Baxter-Travenol. Mr. Ehmann also serves as a director of
                                            SPX Corp and AHA Investment Funds.

                           CLASS OF
                          DIRECTOR;
                        ANNUAL MEETING
                           AT WHICH
NAME OF DIRECTOR       TERM WILL EXPIRE                        BACKGROUND INFORMATION
----------------       ----------------                        ----------------------
William C. O'Neil,
  Jr.                       I; 2004       Mr. O'Neil, 66, has served as a director of the Company since
                                            1985. From 1989 to 1998, Mr. O'Neil was the Chairman, President
                                            and Chief Executive Officer of ClinTrials Research, Inc., a
                                            pharmaceutical clinical research services company. Prior
                                            thereto, Mr. O'Neil was Chairman, President and Chief Executive
                                            Officer of International Clinical Laboratories, Inc., a
                                            national laboratory testing company. Mr. O'Neil is also a
                                            Director of Advocat, Inc., Sigma Aldrich Corporation and
                                            Central Parking Corporation.

     The following four persons currently are members of the Board of Directors and will continue in their present positions after the Annual Meeting. The following persons are not nominees, and stockholders are not being asked to vote for them. Certain information relating to the following persons has been furnished to the Company by the individuals named.

                             CLASS OF
                            DIRECTOR;
                              ANNUAL
                             MEETING
                             AT WHICH
NAME OF DIRECTOR           TERM EXPIRES                        BACKGROUND INFORMATION
----------------           ------------                        ----------------------
Thomas G. Cigarran           II; 2002     Mr. Cigarran, 58, has served as Chairman, President and Chief
                                            Executive Officer of the Company since September 1988 and as a director since 1981. Mr. Cigarran also is Chairman and a
                                            director of AmSurg Corp.
Dr. C. Warren Neel           II; 2002     Dr. Neel, 61, has been a director since October 1991. Since 1977,
                                            Dr. Neel has served as Dean of the College of Business
                                            Administration at The University of Tennessee in Knoxville. Dr.
                                            Neel is also a director of Saks, Inc., O'Charley's, Inc. and
                                            Clayton Homes, Inc.
Henry D. Herr               III; 2003     Mr. Herr, 54, has served as Executive Vice President of Finance and Administration and Chief Financial Officer of the Company
                                            since February 1986 and as a director since 1988. Mr. Herr also is a director of AmSurg Corp.
Martin J. Koldyke           III; 2003     Mr. Koldyke, 68, has been a director since 1981. Mr. Koldyke has been a general partner of Frontenac Company, a venture capital management partnership, since 1971. Mr. Koldyke is a former
                                            Chairman of the Illinois Health Finance Authority, Chairman and
                                            a Trustee of WTTW Channel 11, Chicago, a Trustee of
                                            Northwestern University and Chairman Emeritus of the Golden
                                            Apple Foundation.

     The Board of Directors of the Company held six meetings during the fiscal year ended August 31, 2000. The Board of Directors has Nominating, Audit and Compensation Committees. The Audit Committee is comprised of Messrs. Ehmann, Koldyke and O'Neil and Dr. Neel, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee meets with the Company's independent auditors to review the Company's consolidated financial statements. It is the function of this committee to ensure that the Company's financial statements accurately reflect the Company's financial position and results of operations. The Audit Committee held five meetings during fiscal 2000.

     The Compensation Committee is responsible for the periodic review of management's compensation and administration of the Company's compensation plans. The Compensation Committee consists of Messrs. Ehmann and Koldyke and Dr. Neel. The Compensation Committee held three meetings during fiscal 2000.

     The Nominating Committee consists of Messrs. Cigarran and O'Neil and Dr. Neel. The Nominating Committee recommends to the Board of Directors nominees for election to the Board. The Nominating Committee will consider nominees recommended by the Company's stockholders provided such proposed nominations are submitted to the Company in the manner and within the time limits for stockholder proposals as set forth on page 23 of this Proxy Statement. The Nominating Committee held one meeting during fiscal 2000.

     Each of the incumbent directors of the Company attended at least 75% of the aggregate of the total number of meetings held during fiscal 2000 by the Board of Directors and any committees.

                             EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term or other compensation during fiscal years 2000, 1999 and 1998 for the Company's Chief Executive Officer and each of the other executive officers of the Company (collectively, the "Named Executive Officers") as of August 31, 2000.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------
                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                      ANNUAL COMPENSATION            AWARDS
                                                    ------------------------      ------------          ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR      SALARY($)      BONUS($)        OPTIONS(#)       COMPENSATION($)(1)
----------------------------------------------------------------------------------------------------------------------
Thomas G. Cigarran....................    2000      $341,250       $ 76,781          50,000              $47,302(2)
  Chairman of the Board, President,       1999       325,000         48,750          25,000               38,463
  Chief Executive Officer                 1998       310,000        130,200          25,000               49,683
Henry D. Herr.........................    2000      $200,000       $      0          15,000              $14,681(3)
  Executive Vice President-Finance and    1999       260,000         39,000          12,500               27,660
  Administration, Chief Financial         1998       250,000        105,000               0               36,448
  Officer, Secretary
Robert E. Stone.......................    2000      $210,000       $ 47,250          24,000              $30,940(4)
  Executive Vice President                1999       200,000         30,000          10,000               29,479
                                          1998       189,000         79,382          10,000               33,136
David A. Sidlowe......................    2000      $143,500       $ 25,831           8,000              $17,095(5)
  Senior Vice President, Controller       1999       136,000         16,380           4,500               17,356
                                          1998       130,000         43,680           4,500               20,689
----------------------------------------------------------------------------------------------------------------------

(1) Includes $3,600 per year automobile allowance for each Named Executive Officer.
(2) Includes $30,821 contributed by the Company to the Company's Corporate and Subsidiary Officer Capital Accumulation Plan (the "Capital Accumulation Plan"), $4,735 contributed by the Company to the Company's Retirement Savings Plan (the "401(k) Plan") and $8,146 of life insurance premiums paid by the Company on behalf of Mr. Cigarran.
(3) Includes $4,400 contributed by the Company to the Capital Accumulation Plan, $4,861 contributed by the Company to the 401(k) Plan and $1,820 of life insurance premiums paid by the Company on behalf of Mr. Herr.
(4) Includes $15,708 contributed by the Company to the Capital Accumulation Plan, $4,735 contributed by the Company to the 401(k) Plan and $6,897 of life insurance premiums paid by the Company on behalf of Mr. Stone.
(5) Includes $9,390 contributed by the Company to the Capital Accumulation Plan and $4,105 contributed by the Company to the 401(k) Plan on behalf of Mr. Sidlowe.

                              OPTION GRANTS TABLE

     The following table provides information as to options granted to the Named Executive Officers during fiscal 2000. No separate stock appreciation rights ("SAR") were granted during fiscal 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                                       % OF TOTAL                                       STOCK PRICE
                                                        OPTIONS                                      APPRECIATION FOR
                                         OPTIONS       GRANTED TO     EXERCISE OR                       OPTION TERM
                                        GRANTED(1)    EMPLOYEES IN    BASE PRICE     EXPIRATION    ---------------------
                 NAME                      (#)        FISCAL YEAR       ($/SH)          DATE        5%($)       10%($)
------------------------------------------------------------------------------------------------------------------------
Thomas G. Cigarran....................    25,000          5.02%          $6.20        11/12/09     $97,479     $247,030
Henry D. Herr.........................    15,000          3.01            6.20        11/12/09      58,487      148,218
Robert E. Stone.......................    20,000          4.02            6.20        11/12/09      77,983      197,624
                                           4,000           .80            4.06         6/23/10      10,213       25,882
David A. Sidlowe......................     5,000          1.00            6.20        11/12/09      19,496       49,406
                                           3,000           .60            4.06         6/23/10       7,660       19,413
------------------------------------------------------------------------------------------------------------------------

(1) All options granted to the Named Executive Officers generally vest at the rate of 25% per year over a four year period beginning on the date of the grant. If there is a change in control or a potential change in control (as defined in the 1996 Plan), any stock options which are not then exercisable, in the discretion of the Board, may become fully exercisable and vested, and stock options will, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price, as defined in the 1996 Plan.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information as to options exercised by the Named Executive Officers during fiscal 2000. None of the Named Executive Officers has held or exercised separate SARs. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of the record date. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of existing stock options and the year-end price of the Company's Common Stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                     VALUE OF UNEXERCISED
                                                                                                         IN-THE-MONEY
                                         NUMBER OF                     NUMBER OF UNEXERCISED           OPTIONS AT FISCAL
                                          SHARES                    OPTIONS AT FISCAL YEAR END          YEAR END($)(1)
                                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                 NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
Thomas G. Cigarran....................       0             0          138,750        68,750        $ 64,750        $    0
Henry D. Herr.........................       0             0           87,439        24,375         136,987             0
Robert E. Stone.......................       0             0           94,800        33,375         213,348         7,760
David A. Sidlowe......................       0             0           37,718        12,185          96,567         5,280
-----------------------------------------------------------------------------------------------------------------------------

(1) Based upon the 4:00 p.m. closing price of the Company's Common Stock on The Nasdaq Stock Market on August 31, 2000 of $6.00 per share.

DIRECTORS COMPENSATION

     Directors who are officers or employees of the Company receive no compensation, as such, for serving as members of the Board. Directors who are not officers or employees of the Company ("Outside Directors") each receive (i) a $15,000 cash retainer; and (ii) pursuant to the 1996 Plan, a restricted stock award of Common Stock with a fair market value (as defined in the 1996 Plan) of $10,962.00, which is awarded on the date of the Annual Meeting of Stockholders.

     The dollar value of the annual restricted stock award to Outside Directors under the 1996 Plan is adjusted annually by the percentage change from the previous year in the Consumer Price Index, Urban Wage Earners and Clerical Workers (1982-1984=100), All Cities Average (the "Consumer Price Index"); provided, however, the annual increase shall in no event be more than 6%. The Company may also grant options to Outside Directors pursuant to the Discretionary Stock Option Plan for Outside Directors. No such grants were made during fiscal 2000.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with all of its executive officers. The employment agreements, as amended and restated (the "Agreements"), with Messrs. Cigarran, Herr and Stone currently expire in August 2003, but contain a provision that automatically extends the term for one year on each successive anniversary date of the Agreements (so that the term on such anniversary date will always be three years) unless canceled by the Company. In addition, the Agreements are renewable for an additional five years at each executive's option upon the acquisition (as defined in the Agreements) of the Company by another entity and provide that upon such an acquisition the executive may resign and receive up to 30 months of his base salary in a lump-sum payment. The Agreements provide that if the Company elects not to extend the executive's employment or to otherwise terminate the executive without just cause as defined in the Agreements, the executive will receive his base salary, reduced by any salary earned by the executive from another employer, plus certain benefits for a period of the greater of two years or the remaining term of the respective Agreement. The Agreements also provide for certain payments upon disability of the executive and require the Company to purchase a term life insurance policy on each executive's life in a minimum amount of $500,000 which is payable to the executive's estate or beneficiaries upon his death. The Agreements contain restrictive provisions relating to the use of confidential information and competing against the Company within one year after termination of the executive's employment. The Agreements expire in all respects on the date the executive becomes 65 years of age.

     The Company's employment agreement with Ben R. Leedle, the Company's Executive Vice President and Chief Operating Officer Health Plan Group, currently expires in August 2003, but contains a provision that automatically extends the term for one year on the first and each successive anniversary date of the agreement unless canceled by the Company. The agreement provides that if the Company elects not to extend Mr. Leedle's employment, or if Mr. Leedle terminates the agreement for certain reasons within 12 months of a change in control of the Company, he will be considered to have been terminated without just cause and will receive his base salary, reduced by any salary earned from another employer, plus certain benefits for the greater of two years or the remaining term of the agreement. Mr. Leedle's agreement contains restrictive provisions relating to the use of confidential information and competing against the Company within one year after termination of his employment. The agreement expires in all respects on the date the executive becomes 65 years of age.

     The Company's employment agreement with David A. Sidlowe, the Company's Senior Vice President and Controller, currently expires in June 2002, but contains a provision that automatically extends the term for one year on the first and each successive anniversary date of the agreement unless canceled by the Company. The agreement provides that if the Company elects not to extend Mr. Sidlowe's employment, he will be considered to have been terminated without just cause and will receive his base salary, reduced by any salary earned from another employer, plus certain benefits for the remaining term of the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, the Compensation Committee of the Board of Directors was composed of Messrs. Ehmann, Koldyke, O'Neil and Dr. Neel. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company's executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable Commission regulations.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors makes decisions on compensation of the Company's executive officers. Each member of the Compensation Committee is a non-employee director. It is the responsibility of the Compensation Committee to determine whether in its judgment the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its stockholders.

  Compensation Philosophy and Policies for Executive Officers

     The Compensation Committee believes that the primary objectives of the Company's executive compensation policies should be:

     - to attract and retain talented executives by providing compensation that is, overall, highly competitive with the compensation provided to executives at companies of comparable position in the health care services industry, while maintaining compensation within levels that are consistent with the Company's annual budget, financial objectives and operating performance;

     - to provide appropriate incentives for executives to work toward the achievement of the Company's annual financial performance and business goals based on the Company's annual budget; and

     - to more closely align the interests of executives with those of stockholders and the long-term interests of the Company by providing long-term incentive compensation in the form of non-qualified stock options or other equity-based long-term incentive compensation.

     The Compensation Committee believes that the Company's executive compensation policies should be reviewed annually and should be reviewed in light of the Company's financial performance, its annual budget and its position within the health care services industry, as well as the compensation policies of similar companies in the health care services industry. The compensation of individual executives should then be reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

     In reviewing the comparability of the Company's executive compensation policies, the Compensation Committee periodically reviews executive compensation for other comparable companies. Some of the comparable companies the Compensation Committee reviews are included among the Composite Group used in the Performance Graph presented in this proxy statement, but in light of factors that are unique to the

Company, the Compensation Committee believes that, while the Company competes generally with such other health care service companies, the position of the Company as a leading provider of disease management services for health plans in the United States provide unique circumstances. These differences are important factors that the Compensation Committee expects to consider in determining executive compensation and in analyzing comparable financial performance.

     The Compensation Committee believes that in addition to corporate performance, it is appropriate in setting and reviewing executive compensation to consider the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Qualitative factors such as leadership skills, analytical skills, organization development, public affairs and civic involvement are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Compensation Committee.

  Compensation of Executive Officers

     The Compensation Committee believes that the compensation of executive officers should be comprised of base compensation, annual incentive compensation and intermediate and long-term compensation and has applied the policies described herein to fiscal 2000 compensation for executive officers as described below. Ben Leedle, Executive Vice President and Chief Operating
Officer -- Health Plan Group, was appointed to his executive officer position on September 1, 2000 and therefore is not included in this report.

     Base Compensation. Base compensation for executive officers of the Company is based on the terms of employment agreements between the Company and the executives. These agreements provide for a minimum base salary adjusted for increases in the Consumer Price Index and such other increases as the Compensation Committee shall determine to be appropriate. In determining whether an increase in base compensation for the executive officers was appropriate for fiscal 2000, the Compensation Committee reviewed recommendations of management and consulted with the Chief Executive Officer. The Compensation Committee determined on the basis of discussions with the Chief Executive Officer, its experience in business generally and with the Company specifically what it viewed to be appropriate levels of base compensation after taking into consideration the contributions of each executive and the performance of the Company. As a result of this review, the Compensation Committee awarded an increase in the annual base compensation for executive officers (other than Mr.
Herr) in fiscal 2000 of 5%. The minimum increase mandated by the employment agreements with the executive officers was 3.4%. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors it applied in reaching its base compensation decisions. Mr. Herr's base compensation was reduced for fiscal 2000 to reflect the temporarily reduced role Mr. Herr assumed with the Company during that year.

     Annual Incentive Compensation. The Compensation Committee believes that compensation should primarily be linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee for fiscal 2000 relied on cash bonuses awarded under the Annual Incentive Compensation Plan under which cash awards could be earned by executive officers based upon a comparison of actual earnings per share of the Company and targeted earnings per share approved by the Compensation Committee for fiscal 2000 at the beginning of the fiscal year. The maximum total Annual Incentive Compensation award that executive officers could receive ranged from 48% to 60% of base salary for fiscal 2000. Although the Company did not achieve the earnings per share targets established under the Annual Incentive Compensation Plan by the Compensation Committee at the beginning of the fiscal year, the Compensation Committee considered factors such as the changed focus of the Company during fiscal 2000 to focus on an improved and expanded health plan segment infrastructure capability which reduced earnings per share, and also considered new health plan disease management contracts signed during the year which were not yet reflected in earnings per share for fiscal 2000. Based upon the foregoing, the Compensation Committee made discretionary awards ranging from 18% to 22.5% of base salary for fiscal 2000. Mr. Herr did not participate in the Annual Incentive Compensation Plan for fiscal 2000.

     Intermediate and Long-Term Incentive Compensation. Stock options, contributions under the Company's 401(k) Plan and contributions under the Company's Capital Accumulation Plan are the principal vehicles for payment of intermediate and long-term compensation. The 401(k) Plan, which is based on a calendar year, provides for a matching contribution by the Company of 52% of the participant's voluntary salary contributions with the Company's contribution limited to the lesser of 3.12% of the executive officer's salary and an annual maximum Company contribution of $4,995, based on a maximum voluntary salary contribution established by the U.S. Department of Labor. Approximately 29% of this matching contribution is in the form of Company Common Stock. All matching Company contributions to the 401(k) Plan vest immediately for each executive officer and are payable pursuant to the provisions of the 401(k) Plan.

     Under the Company's Capital Accumulation Plan, which is based on a calendar year, the Company makes contributions to the Capital Accumulation Plan on behalf of the executive officers that for calendar 2000 are based on (a) the executive officer's voluntary salary deferrals into the Capital Accumulation Plan and (b) performance against targeted Company earnings per share for fiscal 2000 established prior to the start of the Capital Accumulation Plan year by the Compensation Committee. The portion of the Company's contribution that is based on the executive officer's voluntary salary deferrals provides that to the extent the executive officer cannot defer at least 6% of his base salary under the 401(k) Plan because of U.S. Department of Labor maximum contribution limits, then the executive officer can defer the difference between his actual deferral and 6% of his annual base salary into the Capital Accumulation Plan, and the Company will provide a matching contribution of 52% of the amount deferred. The executive officer is also eligible to contribute up to an additional 4% of base salary into the Capital Accumulation Plan but no matching contribution will be made by the Company for this portion of the salary deferral.

     With respect to the portion of the Capital Accumulation Plan contribution that is based on performance criteria for fiscal 2000 established by the Compensation Committee, executive officers were eligible to receive a Company contribution of between 3.5% and 18.5% of base salary for calendar 2000, provided that a minimum level of Company earnings per share for fiscal 2000 were attained. Awards are made as of December 31 of each year but are based on performance criteria for the fiscal year ended August 31 during that year. Therefore, the actual performance award under the Capital Accumulation Plan credited to executive officers during fiscal 2000 was an award of 5.5% of base salary earned during calendar 1999 based on performance during the fiscal year ended August 31, 1999. In addition, executive officers still employed by the Company as of December 31, 2000, will receive an award of 7.0% of base salary during that calendar year based on a discretionary award made by the Compensation Committee in recognition of the Company's performance during fiscal 2000 which was not reflected in the Company's earnings per share for fiscal 2000. Mr. Herr did not participate in the Capital Accumulation Plan for calendar 2000.

     The Company's contributions to the Capital Accumulation Plan vest equally over four years, and vested amounts are paid out upon the earliest of (1) one year following an executive's termination of employment, (2) retirement or (3) upon a date selected at the beginning of each Capital Accumulation Plan year by the executive, but in no event will this selected date be earlier than four years from the beginning of the Capital Accumulation Plan year. Capital Accumulation Plan account balances earn interest at a rate equal to the prevailing prime rate of interest plus 1% as of November 1 of each year for the succeeding calendar year.

     The Compensation Committee considers that an integral part of the Company's executive compensation program is equity-based compensation plans which align executives' long-range interests with those of the stockholders. This long-term incentive program is principally reflected in the 1991 Employee Stock Incentive Plan (the "1991 Plan") and the 1996 Plan.

     The Company has no set policy as to when stock options should be awarded, although historically the Company has awarded stock options to its executive officers annually. The Committee believes that the Company should continue to make it a part of its regular executive compensation policies to consider granting awards of non-qualified stock options to executive officers to provide long-term incentives as part of the compensation package that is reviewed annually for each executive officer. The Company's stock option agreements generally have provided that the exercise price of each stock option was the average of the closing bid price of the Company's Common Stock on the first five trading days of the month in which the options were granted; each grant was subject to vesting conditions established at the date of the grant; and stock options vested on an equal basis over a period of four years. The Committee's policy is that the material terms of stock options for executive officers should not be amended after grant.

     The Committee believes that long-term stock-based incentive compensation should be structured so as to closely align the interests of the executives with the interests of the Company's stockholders and, in particular, to provide only limited value (if any) in the event that the Company's stock price fails to increase over time. The Committee determines the award of stock option grants to the executive officers and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term stock-based incentive compensation to the other executive officers. These stock options are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to improve stockholder value by increasing this component of their compensation package, and reflect the Committee's objective to provide a greater portion of compensation for executives in the form of long-term equity-linked awards. During fiscal 2000, the Committee awarded Mr. Herr 15,000 options to purchase Common Stock at an exercise price of $6.20 per share, awarded Mr. Stone 20,000 options to purchase Common Stock at an exercise price of $6.20 per share and 4,000 options to purchase Common Stock at an exercise price of $4.06 per share, and awarded Mr. Sidlowe 5,000 options to purchase Common Stock at an exercise price of $6.20 per share and 3,000 options to purchase Common Stock at an exercise price of $4.06 per share.

  Compensation of Chief Executive Officer

     The Committee believes that the compensation of the Chief Executive Officer is consistent with its general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance. Awards of intermediate and long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other intermediate and long-term incentive awards.

     In reviewing and approving Mr. Cigarran's fiscal 2000 compensation, the Compensation Committee subjectively took into account the Company's performance in fiscal 1999 as well as the Company's progress in developing its disease management business. In light of these factors, the Compensation Committee determined that Mr. Cigarran would receive an increase in his annual base compensation of 5%. Mr. Cigarran received an Annual Incentive Compensation plan award for fiscal 2000 of 22.5% of base salary based on the same discretionary criteria as described above for other executive officers. Mr. Cigarran also received a Company performance contribution pursuant to the Capital Accumulation Plan for calendar 1999 equal to 5.5% of his base salary during that period of time (in addition to the fixed matching contribution required thereunder) and will receive a Company performance award pursuant to the Capital Accumulation Plan equal to 7% of his base salary earned during calendar 2000 (this award will not be contributed to his account until December 31, 2000); a matching contribution of $4,735 to the Company's 401(k) Plan on his behalf for the period September 1, 1999 through August 31, 2000; and long-term stock-based incentives in the form of an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $6.20 per share.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and four other most highly compensated executive officers. Under IRS regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that any of the executive compensation arrangements for fiscal 2000 will result in the loss of a tax deduction pursuant to Section 162(m). The Committee will continue to monitor the application of Section 162(m) to executive compensation.

                                          Respectfully submitted,

                                          Frank A. Ehmann, Chairman
                                          Martin J. Koldyke
                                          C. Warren Neel

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2000, the Audit Committee met five times. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer of the Company and the Company's independent auditors prior to public release of that information.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees" and discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended August 31, 2000 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2000, for filing with the Commission. The Audit Committee also approved the reappointment of Deloitte & Touche LLP as the Company's independent auditors.

                                          Respectfully submitted,

                                          William C. O'Neil, Chairman
                                          Frank A. Ehmann
                                          Martin J. Koldyke
                                          C. Warren Neel

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return of $100 invested on August 31, 1995 in (a) the Company, (b) the Center for Research in Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies) ("NASDAQ U.S. Stocks") and (c) the CRSP Index for NASDAQ Health Services Stocks ("NASDAQ Health Services"), assuming the reinvestment of all dividends.

                                                          AMHC                NASDAQ U.S. Stocks         NASDAQ HEALTH SERVICES
                                                          ----                 -----------------         ----------------------
8/31/95                                                   100.00                      100.00                      100.00
8/31/96                                                  187.234                     117.152                     130.209
8/31/97                                                  189.362                     160.521                     157.816
8/31/98                                                  248.461                     164.979                      82.784
8/31/99                                                  221.544                     229.613                       91.75
8/31/00                                                  198.769                     279.055                       97.67

Notes:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.00 on August 31, 1995.

                                 PROPOSAL NO. 2

                AMENDMENT NO. 3 TO THE 1996 STOCK INCENTIVE PLAN

     The Board of Directors has approved and recommends that its stockholders approve an amendment to the 1996 Plan to increase the number of shares of Common Stock available for issuance under the 1996 Plan by 400,000 shares, for a total of 1,530,000 shares subject to option thereunder. Of the original shares authorized under the 1996 Plan, 50,000 of such shares are reserved for issuance in connection with restricted stock awards to Outside Directors as part of their annual compensation for serving as directors of the Company; no additional shares are being reserved for such restricted stock awards as part of the proposed amendment. The status of the options outstanding and available for grant under the Company's various stock option plans as of November 30, 2000 is as follows:

                                      SHARES
            SHARES SUBJECT TO      AVAILABLE FOR
  PLAN     OUTSTANDING OPTIONS     OPTION GRANTS
  ----     -------------------   -----------------
1988 Plan          51,874                 --
1991 Plan         643,999              2,955
1996 Plan       1,009,440              2,270

     Stock options have been granted pursuant to the Non-Statutory Stock Option Plan of 1988, 1991 Plan and 1996 Plan to the Company's management employees to provide them with additional incentive to contribute to the best interests of the Company by aligning their interests with the interests of the Company's stockholders. Options to purchase 317,730 shares were granted pursuant to the 1996 Plan by the Company's Board of Directors in September 2000 consistent with the Company's annual stock grant program but are subject to the approval of Amendment No. 3 to the 1996 Plan. Of all options granted under the 1996 Plan, including those granted in September 2000, approximately 73% of the options granted were granted to management employees other than executive officers. Approximately 190 management employees currently own stock options.

     The Board of Directors and management of the Company believe that it is important to make stock option grants on an annual basis to its management employees and also to grant options to newly hired employees. The Company believes that its competitive advantage is primarily the result of the knowledge, experience and commitment of its management employees. The rapidly changing healthcare environment creates numerous opportunities for individuals with the skills needed by the Company to realize its potential in its hospital contract business and in its rapidly developing disease management business with health plans. The Company's ability to grant options to purchase Common Stock is an essential element to assure that existing management employees remain committed to the Company as well as to assure that the Company can recruit additional management employees needed to fully develop these businesses. Other health care services businesses, including health care services businesses that may compete with the Company, are offering stock option grants as part of their compensation program, and therefore, it is essential that the Company continue to be able to offer stock options to assure that it has the management employees that it needs to realize the Company's growth potential.

     Accordingly, on November 10, 2000, the Company's Board of Directors adopted a resolution amending the 1996 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance thereunder by 400,000. If the amendment as proposed is approved, there will be 1,480,000 shares (not including the 50,000 shares reserved for issuance in connection with restricted stock awards to Outside Directors) available for issuance under the 1996 Plan, of which options for 1,329,440 shares will be outstanding; options for 68,290 shares authorized under this Plan have been exercised since adoption of the 1996 Plan. A copy of the proposed amendment to the 1996 Plan is attached as Exhibit B.

     A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. The Board recommends that stockholders vote FOR this proposal. Unless contrary instructions are received, shares of Common Stock of the Company represented by duly executed proxies will be voted in favor of the amendment to the 1996 Plan.

SUMMARY OF MATERIAL PROVISIONS OF THE 1996 PLAN

     The following is a summary of the material provisions of the 1996 Plan, as amended by Proposal No. 2:

     Shares. The 1996 Plan authorizes the issuance of up to 1,530,000 shares of the Company's Common Stock. 50,000 of such shares are reserved for issuance in connection with restricted stock awards to Outside Directors as part of their annual compensation for serving as directors of the Company. Shares awarded under the 1996 Plan may consist, in whole or in part, of any combination of authorized and unissued shares of Common Stock or treasury shares. If shares subject to an option under the 1996 Plan cease to be subject to such option, or if shares awarded under the 1996 Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of Common Stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the 1996 Plan. Options to purchase 317,730 shares of Common Stock were granted in September 2000 as part of the Company's annual stock option grant program that are subject to the approval of Proposal No. 2 to increase the number of authorized shares under the 1996 Plan.

     Participation. Awards may be made to key employees, including officers, and consultants of the Company, its subsidiaries and affiliates, but (except for automatic annual grants of restricted stock to Outside Directors as described below) may not be granted to any director who is a member of the Committee administering the 1996 Plan or to any other director unless the director is also a regular employee of the Company, its subsidiaries or affiliates. No employee is eligible for awards relative to shares of Common Stock which exceed 100,000 shares in any three year period. The number of officers and other key employees currently eligible for awards pursuant to the 1996 Plan is approximately 190.

     As part of their compensation for serving as directors of the Company, Outside Directors receive an annual grant of restricted stock that was originally equal in value to $10,000. The dollar amount of the annual grants is adjusted by the percentage change from the previous year in the Consumer Price Index, subject to a maximum 6% annual increase. The grant of restricted stock made in January 2000 was equal in value to $10,962. For purposes of determining the amount of restricted stock to be granted to each Outside Director, the value of the Company's Common Stock equals the average of the closing bid price of such stock for the first five trading days of the month in which the Annual Meeting of Stockholders is held. Restricted stock is awarded to each Outside Director annually on the date of the Company's Annual Meeting of Stockholders. There are currently four Outside Directors eligible to participate in the 1996 Plan.

     Administration. The 1996 Plan is administered by a Committee of no less than two disinterested individuals appointed by the Board of Directors, which Committee is currently the Compensation Committee. The Compensation Committee has no authority to determine the terms or conditions of any awards to Outside Directors.

     Awards Under the Plan. The Compensation Committee has the authority to grant the following types of awards to officers and key employees under the 1996
Plan: (1) Stock Options, (2) SARs, (3) Restricted Stock, and (4) Other Stock-Based Awards.

          1. Stock Options. Incentive stock options ("ISO") and non-qualified stock options may be granted for such number of shares of Common Stock as the Compensation Committee will determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1996 Plan, but subject to the per person limitation on awards.

          A stock option will be exercisable at such times and subject to such terms and conditions as the Compensation Committee will determine and over a term to be determined by the Compensation Committee, which term will be no more than ten years after the date of grant. The option price for any ISO will not be less than 100% (110% in the case of certain 10% stockholders) of the fair market value of the Common Stock as of the date of grant and for any non-qualified stock option will be not less than 50% of the fair market value as of the date of grant.

          2. Stock Appreciation Rights. SARs may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the related portion of the stock option underlying the SAR will terminate.

          Upon the exercise of an SAR, the Company will pay to the employee in cash, Common Stock, or a combination thereof (the method of payment to be at the discretion of the Compensation Committee), an amount of money equal to the excess between the fair market value of the stock on the exercise date and the option exercise price, multiplied by the number of SARs being exercised.

          In addition to the foregoing SARs, the Compensation Committee may grant limited SARs which will be exercisable only in the event of a change in control or potential change in control of the Company, as defined in the 1996 Plan. In awarding SARs or limited SARs, the Compensation Committee may provide that in the event of a change in control or potential change in control, SARs or limited SARs may be cashed out on the basis of the change in control price, as defined in the 1996 Plan.

          3. Restricted Stock. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1996 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Compensation Committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

          Other than awards of restricted stock made to Outside Directors, in making an award of restricted stock, the Compensation Committee will determine the periods during which the stock is subject to forfeiture, and may grant such stock at a purchase price equal to or less than the par value of the Common Stock.

          During the restriction period, the recipient may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

          4. Other Stock-Based Awards. The Compensation Committee also may grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs and restricted stock. Such awards will be made upon terms and conditions as the Compensation Committee may in its discretion provide.

     Automatic Annual Grants to Outside Directors. As part of the compensation to Outside Directors for serving as directors of the Company, the 1996 Plan provides for an automatic annual grant of restricted stock that was originally equal in value to $10,000, to be awarded to each Outside Director on the date of the Company's Annual Meeting of Stockholders. The value of the restricted stock grant to Outside Directors is adjusted annually on the date of grant by the percentage change from the previous year in the Consumer Price Index, subject to a maximum 6% annual increase. For purposes of determining the amount of the restricted stock to be granted to each Outside Director, the value of the Company's Common Stock equals the average of the closing bid price of such stock on the first five trading days of the month in which the Annual Meeting of Stockholders is held. Restricted stock granted to an Outside Director vests in three equal annual installments, beginning on the date of grant and continuing on the first and second Annual Meeting of Stockholders following the Annual Meeting of Stockholders at which the restricted stock grant is made, if the Outside Director is still a director of the Company on such dates. The shares of stock subject to the restricted stock award which have vested are not transferable until the earlier of (i) five years from the date of grant and (ii) the date on which the director ceases to serve as a director of the Company for any reason. Outside Directors are not otherwise eligible to receive awards under the 1996 Plan.

     Change in Control Provisions. If there is a change in control or a potential change in control, any SARs and stock options, which are not then exercisable, in the discretion of the Board of Directors, will become fully exercisable and vested. Similarly, the restrictions applicable to restricted stock and other stock-based awards will lapse and such shares and awards will be deemed fully vested. Stock options, SARs, limited SARs, restricted stock and other stock-based awards, will, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price described below. All restrictions imposed on restricted stock granted to Outside Directors will expire upon a change in control.

     The change in control price will be the highest price per share paid in any transaction reported on The Nasdaq Stock Market, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of the Company, at any time during the immediately preceding 60 day period as defined by the Compensation Committee. A change in control occurs if (1) any person becomes a beneficial owner, directly or indirectly, of 35% or more of the total voting stock of the Company (subject to certain exceptions), (2) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination or similar transaction, less than a majority of the combined voting power of the then outstanding securities of the Company are held in the aggregate by the holders of Company securities entitled to vote generally in the election of directors immediately prior to such transaction, or (3) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof. A potential change in control means (1) approval by the stockholders of an agreement which, if completed, would constitute a change in control, or (2) the acquisition by a person of 5% or more of the total voting stock of the Company and the adoption by the Board of Directors of a resolution that a potential change in control, as defined in the 1996 Plan, has occurred.

     Amendment. The 1996 Plan may be amended by the Board of Directors, except that the Board of Directors may not, without the approval of the Company's stockholders, increase the total number of shares reserved for the purposes of the 1996 Plan, materially increase the benefits accruing to participants under the 1996 Plan, or materially modify the requirements as to eligibility for participation in the 1996 Plan. In addition, the provisions of the 1996 Plan relating to grants to Outside Directors may not be amended more than once every six months except to comply with changes in the Code, and the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     Adjustment. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other changes in the Company's structure affecting the Common Stock, appropriate adjustments will be made by the Compensation Committee, in its sole discretion, in the number of shares reserved under the 1996 Plan and in the number of shares covered by options and other awards then outstanding under the 1996 Plan and, where applicable, the exercise price for awards under the 1996 Plan.

     Federal Income Tax Aspects with Respect to Stock Options and Restricted Stock Awards. The following is a brief summary of the federal income tax aspects of stock options and restricted stock awards made under the 1996 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

          1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

          If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and
     (b) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

          Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

          2. Non-qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (a) no income is realized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

          3. Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a capital loss in an amount equal to the purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election.

OPTIONS GRANTED UNDER THE 1996 PLAN

     Because awards under the 1996 Plan are made at the discretion of the Compensation Committee, the benefits that will be awarded under the 1996 Plan are not currently determinable. The following table shows as to each of the Executive Officers, as to all executive officers as a group, as to all non-executive officer directors as a group and as to all other employees as a group, the aggregate number of shares of Common Stock subject to options granted under the 1996 Plan on September 29, 2000, which are subject to the approval of this Proposal No. 2, and the weighted average per share exercise price. As of November 30, 2000, the market value of a share of the Company's Common Stock based on the closing price for such stock on The Nasdaq Stock Market was $7.94.

-----------------------------------------------------------------------------------------------
                                                                 NUMBER OF          AVERAGE
                                                                   STOCK           EXERCISE
                            NAME                              OPTIONS GRANTED   PRICE PER SHARE
-----------------------------------------------------------------------------------------------
Thomas G. Cigarran..........................................       25,000            $5.65
Henry D. Herr...............................................       15,000            $5.65
Robert E. Stone.............................................       20,000            $5.65
Ben R. Leedle...............................................       20,000            $5.65
David A. Sidlowe............................................        5,000            $5.65
All executive officers as a group (5 persons)...............       85,000            $5.65
All non-executive officer directors as a group..............           --               --
All other employees as a group..............................      232,730            $5.65
-----------------------------------------------------------------------------------------------

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10% stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended August 31, 2000, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche, LLP, which was the Company's independent accountant for fiscal 2000, has been selected as the independent public accountant of the Company for the 2001 fiscal year. The Company has been informed that representatives of Deloitte & Touche, LLP plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by the stockholders.

                     DEADLINE FOR SUBMISSION OF STOCKHOLDER
                        PROPOSALS TO BE PRESENTED AT THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal intended to be presented for action at the 2002 Annual Meeting of Stockholders by any stockholder of the Company must be received by the Secretary of the Company not later than August 23, 2001, in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 2002 Annual Meeting of Stockholders. In the event that a proposal intended to be presented for action at the 2002 Annual Meeting of Stockholders by any stockholder of the Company is not received until after October 25, 2001 and prior to November 24, 2001, then the management proxies will be permitted to use their discretionary voting authority with respect to that proposal, whether or not the proposal is discussed in the Proxy Statement. Proposals should be sent to the Company by certified mail return receipt requested. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal which does not meet all the requirements for such inclusion established by the Commission at the time in effect.

                            METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" will be counted as present only for the purposes of determining a quorum. Abstentions and "non-votes" will not be counted either for or against the election of directors. Abstentions will be treated as votes against and "non-votes" will have no effect on the outcome of proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                 MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2000 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO HENRY D. HERR, SECRETARY, AMERICAN HEALTHWAYS, INC., 3841 GREEN HILLS VILLAGE DRIVE, NASHVILLE, TENNESSEE 37215. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE COMPANY'S COST.

Date: December 19, 2000.

                                                                       EXHIBIT A

                                   CHARTER OF
                               AUDIT COMMITTEE OF
                           AMERICAN HEALTHWAYS, INC.

     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring on a periodic basis the processes used by the Company to produce financial statements, the Company's systems of internal accounting and financial controls, and the independence of the Company's outside auditors.

     In discharging its responsibilities, the Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts or consultants for this purpose. The Committee shall make regular reports to the Board.

     The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit it annually to the Board for approval.

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition and experience will meet the applicable listing standards of the NASD.

     Accordingly, all of the members will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director (unless as to one non-independent member the Board under exceptional and limited circumstances determines that membership is required by the best interests of the Company and its shareholders); and

     2. Who are financially literate (as defined in the NASD listing standard) or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have sufficient experience or background which results in financial sophistication (as defined in the NASD listing standard).

     The Committee's monitoring responsibility recognizes that the Company's management is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company's financial statements are true and complete or are in accordance with generally accepted accounting principles.

     The following functions shall be the common recurring activities of the Committee in carrying out its monitoring responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

     - The Committee shall review with management and the outside auditors the annual audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61 and No. 90.

     - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission on Form 10-Q and the matters required to be discussed by SAS No. 61 and No. 90; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls that could significantly affect the Company's financial statements.

     - The Committee shall:

       - request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard Number 1;

       - discuss with the outside auditors in an active dialogue any such disclosed relationships and their impact on the outside auditors' independence; and

       - if determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor's report to ensure the outside auditor's independence.

     - The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors, and the outside auditors are ultimately accountable to the Board and the Committee.

                                                                       EXHIBIT B

                               AMENDMENT NO. 3 TO
                           AMERICAN HEALTHWAYS, INC.
                       1996 EMPLOYEE STOCK INCENTIVE PLAN

     Pursuant to subparagraph 11 of the American Healthways, Inc. 1996 Employee Stock Incentive Plan ("1996 Plan"), the Board of Directors of American Healthways, Inc. (the "Company") hereby amends the 1996 Plan so that the first paragraph of Section 3 shall read as follows:

        "The aggregate number of shares of Stock reserved and available for distribution under the Plan shall not exceed 1,530,000 shares, which includes 50,000 shares reserved for issuance pursuant to Section 9 hereof. Any number of shares of Stock may be awarded so long as the total shares of Stock awarded does not exceed 1,530,000 shares. Such shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares."

                                   P R O X Y

                           AMERICAN HEALTHWAYS, INC.

    PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 22, 2001.

    The undersigned hereby appoints Thomas G. Cigarran and Henry D. Herr, and either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders of American Healthways, Inc. to be held at the SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee 37219, on January 22, 2001, at 9:00 a.m., local time, and any adjournments thereof.

PROPOSAL 1: ELECTION OF DIRECTORS:

    [ ] FOR all of the following nominees (except as indicated to the contrary below):

        Mr. Ehmann, Mr. O'Neil

        WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominees (please print name or names)

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    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees

PROPOSAL 2: AMENDMENT NO. 3 TO THE 1996 STOCK INCENTIVE PLAN:

   [ ] FOR            [ ] AGAINST            [ ] WITHHOLD AUTHORITY (ABSTAIN)

    IN THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENT THEREOF.

        IMPORTANT: PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.

    Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, and FOR the amendment of the 1996 Stock Incentive Plan.

                     Date: ____________________ .
                                                         PLEASE SIGN HERE
                                                        AND RETURN PROMPTLY

                                                   -----------------------------

                                                   -----------------------------

                                                   Please sign exactly as your
                                                   name appears at left. If
                                                   registered in the names of
                                                   two or more persons, each
                                                   should sign. Executors,
                                                   administrators, trustees,
                                                   guardians and attorneys
                                                   should show their full
                                                   titles. If a corporation is
                                                   stockholder, the corporate
                                                   officer should sign in full
                                                   corporate name and title,
                                                   such as President or other
                                                   officer. If a partnership is
                                                   stockholder, please sign in
                                                   partnership name by
                                                   authorized person.

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